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Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated May 28, 2003 accompanying the consolidated financial statements of MATCOM International Corporation for the year ended March 1, 2003, included in the Form 8-K/A (No. 000-50080), which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                        /s/ Grant Thornton LLP

Vienna, Virginia
March 19, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS